                                                                       EXHIBIT 1




                                5,800,000 SHARES

                          CAPSTONE CAPITAL TRUST, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                             _____________, 1994

SMITH BARNEY SHEARSON INC.
J.C. BRADFORD & CO.
c/o      SMITH BARNEY SHEARSON INC.
         338 Greenwich Street
         New York, New York  10013

Dear Sirs:

                 Capstone Capital Trust, Inc., a Maryland corporation (the "Company") intending to qualify for federal income tax purposes as a real estate investment trust ("REIT") pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), proposes to issue and sell, upon the terms and conditions set forth in Section 2 hereof, an aggregate of 5,800,000 shares (the "Firm Shares") of its common stock, $.001 par value per share (the "Common Stock"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 870,000 shares (the "Additional Shares") of Common Stock solely to cover over-allotments, if any. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

                 The Company and HEALTHSOUTH Rehabilitation Corporation ("HEALTHSOUTH" and, together with the Company, the "Co-registrants"), a Delaware corporation and the co-registrant with the Company with respect to the offering of the Shares pursuant to the registration statement (as such term is defined in Section 1 of this Agreement), wish to confirm as follows their respective agreements with you (the "Representatives") and the other Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

                 1. Registration Statement and Prospectus. The Co-registrants have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-11 under the Act (the "Registration Statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means such registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if such registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

                 2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, war-

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ranties and agreements of each of the Company and HEALTHSOUTH herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase
price of $    per Share (the "purchase price per share"), the number of Firm
Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

                 The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, that the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 870,000 Additional Shares from the Company. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

                 3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in their judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

                 4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Skadden, Arps,





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Slate, Meagher & Flom, 919 Third Avenue, New York, New York  10022, at 10:00
A.M., New York City time, on                      , 1994 (the "Closing Date").
The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

                 Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Skadden, Arps, Slate, Meagher & Flom at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you to the Company of your determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Additional Shares may be varied by agreement among you and the Company.

                 Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 P.M., New York City time, on the third business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company.

                 5. Agreements of the Co-registrants. The Co-registrants agree, severally and not jointly (each with respect to itself only), with the several Underwriters as follows:

                          (a)     If, at the time this Agreement is executed
and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to





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be declared effective before the offering of the Shares may commence, the
Co-registrants will use their best efforts to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                          (b)     The Co-registrants will advise you promptly
and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's or HEALTHSOUTH'S condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Co-registrants will use their best efforts to obtain the withdrawal of such order at the earliest possible time.

                          (c)     The Co-registrants will furnish to you,
without charge, three signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, and will also furnish to each of you and your counsel without charge such number of conformed copies of the registra-





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tion statement as originally filed and of each amendment thereto, as you may request.

                          (d)     The Co-registrants will not (i) file any
amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with the filing.

                          (e)     Prior to the execution and delivery of this
Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter request, copies of each form of the Prepricing Prospectus. The Co-registrants consent to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                          (f)     As soon after the execution and delivery of
this Agreement as possible and thereafter from time to time for such period as, in the opinion of counsel for the Underwriters, a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Co-registrants consent to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any





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Underwriter or dealer.  If during such period of time any event shall occur that in the judgment of the Co-registrants or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus in order to comply with the Act or any other law, the Co-registrants will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company or HEALTHSOUTH and you agree that the Prospectus should be amended or supplemented, the Company and/or HEALTHSOUTH, as appropriate, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                          (g)     The Co-registrants will cooperate with you
and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents as are necessary or appropriate in order to effect such registration or qualification; provided that in no event shall either of the Co-registrants be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                          (h)     The Company will make generally available to
its security holders pursuant to Section 11(a) of the Act an earning statement, which need not be certified by independent certified public accountants unless required by the Act or the regulations promulgated thereunder, covering a twelve-month period commencing after the effective date of the Registration Statement, as soon as practicable after the end of such period, which earning statement shall satisfy the provisions of Section 11(a) of the Act.





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                          (i)     During the period of three years hereafter
the Company shall furnish to you as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and from time to time such other information concerning the Company as you may request.

                          (j)     If this Agreement shall terminate or shall be
terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof), or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or HEALTHSOUTH to comply with the terms or fulfill any of the conditions of this Agreement, the Co-registrants agree to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                          (k)     The Company will apply the net proceeds from
the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

                          (l)     If Rule 430A of the Act is employed, the
Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                          (m)     Except as provided in this Agreement, the
Company will not offer, sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or grant any options or warrants to purchase Common Stock (except that the Company may grant options to purchase Common Stock under the Company's stock option plans) for a period of 180 days after the date of the Prospectus, without the prior written consent of Smith Barney Shearson Inc. (on behalf of the several Underwriters).

                          (n)     Except as stated in this Agreement and in the
Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reason-





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ably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                          (o)     The Company will use its best efforts to have
the Shares listed, subject to notice of issuance, on the New York Stock Exchange on or before the effective date of the Registration Statement.

                          (p)     The Company has obtained or will obtain for
the benefit of the Underwriters (and addressed to them) the written agreement of each of the executive officers, directors and stockholders of the Company not, without the prior written consent of Smith Barney Shearson Inc. (on behalf of the Underwriters), to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants to purchase Common Stock for a period of 180 days after the date of the Prospectus.

                          (q)     The Company will furnish the Representatives
with copies of all reports on Form SR required by Rule 463 under the Act.

                          (r)     The Company will use its best efforts to meet
the requirements to qualify, commencing with the fiscal year ending December 31, 1994, as a REIT under the Code.

                 6. Representations and Warranties of the Co-registrants. The Company and HEALTHSOUTH represent and warrant (in the case of the Company, with respect to paragraphs (g)-(i), (k)-(m), (q) and (z) below, only to the extent such representations and warranties relate to the Company and excluding paragraph (f), and in the case of HEALTHSOUTH, with respect to paragraphs
(g)-(i), (k)-(m), (q), and (z) below, only to the extent such representations and warranties relate to HEALTHSOUTH and excluding paragraphs (c)-(e), (n)-(p),
(r)-(y), (aa) and (bb)), severally and not jointly, to each Underwriter that:

                          (a)     Each Prepricing Prospectus included as part
of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when





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so filed in all material respects with the provisions of the Act.  The
Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                          (b)     The registration statement in the form in
which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                          (c)     All the outstanding shares of Common Stock of
the Company have been duly authorized and validly issued, are fully paid and nonassessable, and are free of any preemptive or similar rights; and except as described in the Prospectus, there are no duly authorized and outstanding options, warrants or other rights calling for the issuance of, or any duly authorized commitment, plan or arrangement to issue, any Common Stock of the Company or any right or security convertible into or exchangeable or exercisable for any Common Stock of the Company or for any such right or securities. The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights, and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

                          (d)     The Company is a corporation duly organized
and validly existing in good standing under the laws of the State of Maryland. The Company has full power and authority to own, lease and operate its proper-





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ties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

                          (e)     All the Company's subsidiaries (collectively,
the "Subsidiaries") are listed in an exhibit to the Registration Statement. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                          (f)     HEALTHSOUTH is a corporation duly organized
and validly existing in good standing under the laws of the state of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of





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operations of HEALTHSOUTH and its subsidiaries taken as a whole (a "HEALTHSOUTH
Material Adverse Effect").

                          (g)     There are no legal or governmental
proceedings pending or, to the knowledge of the Company or HEALTHSOUTH, threatened against the Company, any of the Subsidiaries or HEALTHSOUTH, or to which the Company, any of the Subsidiaries or HEALTHSOUTH, or to which any of their respective properties are subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                          (h)     None of the Company, any of the Subsidiaries
or HEALTHSOUTH is (i) in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any of the Subsidiaries or HEALTHSOUTH or of any decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or HEALTHSOUTH, or (iii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company, any of the Subsidiaries or HEALTHSOUTH is a party or by which any of them or any of their respective properties may be bound.

                          (i)     None of the issuance and sale of the Shares,
the execution, delivery or performance of this Agreement by the Company and HEALTHSOUTH or the agreements pursuant to which the Company will acquire the Initial Properties (as defined in the Registration Statement) and which have been filed as exhibits to the Registration Statement (the "Purchase Agreements") by the Company, or the consummation by the Company of the transactions contemplated hereby and by the Purchase Agreements (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may





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be required for the registration of the Shares under the Act and the Exchange
Act and compliance with securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement),
(ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or the articles of incorporation or by-laws, or other organizational documents, of the Company, any of the Subsidiaries or HEALTHSOUTH; or (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company, any of the Subsidiaries or HEALTHSOUTH is a party or by which they or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, any of the Subsidiaries or HEALTHSOUTH or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries or HEALTHSOUTH pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their respective properties or assets is subject.

                          (j)     Each of the accountants, KPMG Peat Marwick
and Ernst & Young, who have certified or shall certify the financial statements filed or to be filed as part of the Registration Statement or the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                          (k)     The balance sheet of the Company as of March
31, 1994 presents fairly the financial position of the Company and its properties on the basis stated in the Registration Statement at such date; such statement has been prepared in accordance with generally accepted accounting principles except as disclosed therein; and the other financial and statistical data included in the Registration Statement and the Prospectus (and any amendment and supplement thereto) are accurately presented and prepared on a basis consistent with such financial statement and the books and records of the Company and its properties. The unaudited pro forma selected financial statements included in the Registration Statement comply in all material respects with the applicable accounting





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requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that data. The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of HEALTHSOUTH on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of HEALTHSOUTH and its properties.

                          (l)     The execution and delivery of, and the
performance by the Company and HEALTHSOUTH of their respective obligations under, this Agreement have been duly and validly authorized by the Company and HEALTHSOUTH and this Agreement has been duly executed and delivered by the Company and HEALTHSOUTH and constitutes the valid and legally binding agreement of each of the Company and HEALTHSOUTH, enforceable against each of the Company and HEALTHSOUTH in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

                          (m)     Except as disclosed in or contemplated by the
Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), none of the Company, any of the Subsidiaries or HEALTHSOUTH has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, or any change or development involving a material adverse





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
change, in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                          (n)     Upon consummation of the offering of the
Shares and application of the net proceeds therefrom towards consummation of the transactions contemplated by the Purchase Agreements, the Company and the Subsidiaries will each carry, or will be covered by, insurance in such amounts and covering such risks as will be adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

                          (o)     Upon consummation of the offering of the
Shares and application of the net proceeds therefrom towards consummation of the transactions contemplated by the Purchase Agreements, the Company and the Subsidiaries will have title insurance on all real properties described in the Prospectus as to be owned by them in an amount at least equal to the greater of
(a) the aggregate Purchase Prices (as defined) for acquisition of such property as set forth in the Purchase Agreements relating to such property and (b) the cost of construction of the improvements located on such properties.

                          (p)     The Purchase Agreements have been duly
authorized, executed and delivered by the Company, and, to the best knowledge of the Company, the other parties thereto. Such Purchase Agreements and all deeds, assignments of leases and other documents delivered or to be delivered in connection therewith are legally sufficient to effect the sale to the Company of all right, title and interest in and to the Initial Properties upon payment of the consideration therefor. Upon the sale of the Firm Shares on the Closing Date and application of the net proceeds therefrom, together with amounts to be drawn under the Company's credit facility, the Company will have good and marketable title in fee simple absolute to each of the items of real property except for three such items which are subject to ground leases and good title to each of the items of personal property which are included in the Initial Properties or are referred to in the Registration Statement and the Prospectus or are reflected in the financial statements referred to in Section 6(k) hereof as being owned by the Company, and valid and enforceable leasehold interests in each of the items of real and personal property which are included in the Properties or are referred to in the Registration Statement and the Prospectus as being leased by the Company, in each case free and clear of all liens, claims, security interests, and other encumbrances, except such as (i) are described in the Registration Statement and the Prospectus or (ii) would not have a material adverse effect on the expected business operations of the Company following consummation of the acquisition of the Initial Properties.

                          (q)     The Co-registrants have not distributed and,
prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

                          (r)     The Company and each of the Subsidiaries have
such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries have fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                          (s)     The Company maintains a system of internal
accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (t)     Neither the Company nor any employee or agent
of the Company has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                          (u)     The Company and each of the Subsidiaries has
filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any of the Subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

                          (v)     No holder of any security of the Company has
any right to require registration of any Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

                          (w)     Subject to the assumptions, conditions and
exceptions set forth in Exhibit 8 to the Registration Statement, the Company is organized so that it will meet the requirements for qualification as a REIT under Sections 856 through 860 of the Code and the rules and regulations thereunder and the Company's proposed method of operation as described in the Registration Statement will enable it to meet the requirements for taxation as a REIT under the Code as currently in effect commencing with the year ending December 31, 1994.

                          (x)     The Company is not now, and, after sale of
the Shares to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                          (y)     The Company and the Subsidiaries own or
possess all patents, trademarks, trademark registra-tion, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or necessary for the conduct of their business, and neither the Company nor any Subsidiary is aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

                          (z)  There are no agreements or understandings
between the Company and/or HEALTHSOUTH and any person that would give rise to a valid claim against the Company, HEALTHSOUTH or any Underwriter for a brokerage commission, finders fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

                          (aa) The Company has complied with all provisions
of Florida Statutes, Section 157.075, relating to issuers doing business with Cuba.

                          (bb) To the best of the Company's knowledge,
except as described in the Registration Statement and Prospectus, the Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals under applicable Environmental Laws required in connection with their businesses, properties or assets as conducted or contemplated to be conducted as described in the Registration Statement, and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

                 7.       Indemnification and Contribution.

                          (a)  The Company and HEALTHSOUTH, jointly and
severally, agree to indemnify and hold harmless each

Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                          (b)     If any action, suit or proceeding shall be
brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or HEALTHSOUTH, such Underwriter or such controlling person shall promptly notify the Co-registrants, and the Co-registrants shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such

Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Co-registrants have agreed in writing to pay such fees and expenses, (ii) the Co-registrants have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company or HEALTHSOUTH and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company or HEALTHSOUTH by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Co-registrants shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Co-registrants shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Shearson Inc., and that all such fees and expenses shall be reimbursed as they are incurred. Neither of the Co-registrants shall be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Co-registrants agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                          (c)     Each Underwriter agrees, severally and not
jointly, to indemnify and hold harmless each of the Co-registrants, their respective directors, their respective officers who sign the Registration Statement, and any person who controls either Co-registrant within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Co-registrants to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against either of the Co-registrants, any of their respective directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Co-registrants by paragraph (b) above (except that if the Co-registrants shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Co-registrants, their respective directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Underwriter may otherwise have.

                          (d)     If the indemnification provided for in this
Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Co-registrants on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Co-registrants on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Co-registrants on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Co-registrants on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Co-registrants on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                          (e)     The Co-registrants and the Underwriters agree
that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the mean-ing of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

                          (f)     No indemnifying party shall, without the
prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                          (g)     Any losses, claims, damages, liabilities or
expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company and HEALTHSOUTH set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, HEALTHSOUTH, its directors or officers or any person controlling the Company or HEALTHSOUTH, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, HEALTHSOUTH, its directors or officers or any person controlling the Company or HEALTHSOUTH shall be entitled to the benefits of the indemnity, contribution and reimbursement agreement contained in this Section 7.

                 8. Conditions of Underwriter's Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                          (a)     If, at the time this Agreement is executed
and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, HEALTHSOUTH or any Underwriter, threatened by the Commission; and any request of the Commission for additional information (to be included in the registration statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                          (b)     Subsequent to the effective date of this
Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company, HEALTHSOUTH or their respective subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of the Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or HEALTHSOUTH, or any officer or director of the Company or HEALTHSOUTH, which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel, HEALTHSOUTH and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

                          (c)     You shall have received on the Closing Date,
an opinion of Sirote & Permutt, P.C., counsel for the Company and HEALTHSOUTH, dated the Closing Date and addressed to you, as Representatives of the Underwriters, to the effect that:

                          (i)     The Company is a corporation duly organized
and validly existing in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect;

                          (ii)    To the best knowledge of such counsel, after
reasonable inquiry, the Company has no subsidiary other than the Subsidiaries. Each of the Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance;

                          (iii)   HEALTHSOUTH is a Delaware corporation duly
organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have HEALTHSOUTH Material Adverse Effect;

                          (iv)   The authorized and outstanding capital stock of
the Company is as set forth under the caption "Capitalization" in the Prospectus; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Securities;"

                          (v)    All the shares of capital stock of the Company
outstanding prior to the issuance of the Firm Shares have been duly authorized and validly issued, and are fully paid and nonassessable; and except as described in the Prospectus, there are no duly authorized and outstanding options, warrants or other rights calling for the issuance of, or to such counsel's best knowledge after reasonable inquiry, any duly authorized commitment, plan or arrangement to issue, any Common Stock of the Company or any right or security convertible into or exchangeable or exercisable for any Common Stock of the Company or for any such right or security;

                          (vi)   The Shares have been duly authorized and,
when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and free of any preemptive, or to such counsel's best knowledge, after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

                          (vii)  The form of certificates for the Shares
conforms to the requirements of the Maryland General Corporation Law;

                          (viii) The Registration Statement and all
post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                          (ix) Each of the Company and HEALTHSOUTH has all
requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, validly executed and delivered by each of the Company and HEALTHSOUTH and is a valid, legal and binding agreement of each of the Company and HEALTHSOUTH enforceable against the Company and HEALTHSOUTH in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification of the enforceability of the obligations of the parties hereto may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                          (x)  None of the Company, any of the Subsidiaries or
HEALTHSOUTH is (i) in violation of its respective certificate or articles of incorporation or by-laws, or other organizational documents; (ii) to such counsel's best knowledge after reasonable inquiry, (A) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease, or other instrument known to such counsel to which such person is a party or by which any of them or their respective properties may be bound, except as may be disclosed in the Prospectus, or (B) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any of the Subsidiaries or HEALTHSOUTH Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or HEALTHSOUTH which violation would have a Material Adverse Effect;

                          (xi) None of the offer, sale or delivery of the
Shares, the execution, delivery or performance of this Agreement, compliance by the Company and HEALTHSOUTH with the provisions hereof, the execution, delivery and performance of the Purchase Agreements by the Company, compliance by the Company with the provisions thereof, or consummation by the Company of the transactions contemplated hereby and by the Purchase Agreements (i) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, (x) the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company, any of the Subsidiaries, HEALTHSOUTH or (y) any agreement, indenture, lease or other instrument known to such counsel to which the Company, any of the Subsidiaries or HEALTHSOUTH is a party or by which any of them or any of their respective properties may be bound or (ii) to such counsel's best knowledge, after reasonable inquiry, violates any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, any of the Subsidiaries or HEALTHSOUTH, or any of their respective properties, or results in the creation or imposition of any lien, charge or encumbrance (except as described in the Prospectus) upon any property or assets of the Company, any of the Subsidiaries or HEALTHSOUTH pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of them or their respective properties or assets is subject; or
(iii) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official (except as have been obtained under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares);

                          (xii)  The Registration Statement and the Prospectus
and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

                          (xiii)  To such counsel's best knowledge, after
reasonable inquiry, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company, any of the Subsidiaries or HEALTHSOUTH, or to which the Company, any of the Subsidiaries or HEALTHSOUTH, or any of their respective properties is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required;

                          (xiv)  The statements in the Registration Statement
and Prospectus under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Investment and Other Policies," "Management," "Description of Securities" and "Certain Provisions of Maryland Law and of the Company's Articles of Incorporation and Bylaws," insofar as they are descriptions of agreements or other legal documents, or refer to statements of law or legal documents are accurate and present fairly the information required to be shown; and

                          (xv)  Each of the Purchase Agreements has been duly
authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against such party in accordance with its terms, except as enforcement of rights to indemnity and contribution by any party thereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification of the enforceability of the obligations of the parties thereto may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The Purchase Agreements and all deeds, assignments of leases and other documents to be delivered in connection therewith are legally sufficient to effect the sale to the Company of all right, title and interest in and into the properties upon payment of the consideration therefor.

                          The requirements of this section shall be satisfied
with respect to subparagraphs (x), (xi) and (xiii) by receipt of the opinion of
C. Drew Demaray, in-house general counsel to HEALTHSOUTH.

                          In addition, such counsel shall also state that,
although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe that the Registration Statement, at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

                          Such counsel shall also (i) reaffirm as of the
Closing Date their opinions filed as Exhibits 5 and 8 to the Registration Statement and (ii) state that such counsel has been advised by the New York Stock Exchange that the Shares have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

                          In rendering their opinions as aforesaid, counsel may
rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of Alabama, provided that (1) each such local counsel is acceptable to the Underwriters, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                          (d)     You shall have received on the Closing Date
an opinion of Skadden, Arps, Slate, Meagher &

Flom, counsel for the Underwriters, dated the Closing Date, with respect to the matters referred to in clauses (vi), (viii), (ix) (solely with respect to the Company) and (xii) of the foregoing paragraph (c), and such other related matters as you may request.

                          (e)     You shall have received letters addressed to
you and dated the date hereof and the Closing Date from KPMG Peat Marwick and Ernst & Young, each being independent certified public accountants, substantially in the forms heretofore approved by you.

                          (f)     (i) No stop order suspending the
effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or HEALTHSOUTH, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company and HEALTHSOUTH contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the respective chief executive officers and chief financial officers of the Company and HEALTHSOUTH (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in Section 8(g) hereof.

                          (g)     The Company or HEALTHSOUTH shall not have
failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                          (h)     Prior to commencement of the offering of the
Shares, the Shares shall have been listed, or approved for listing upon official notice of issuance, on the New York Stock Exchange.

                          (i)     Each of the Company and HEALTHSOUTH shall
have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

                          All such opinions, certificates, letters and other
documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

                          Any certificate or document signed by any officer of
the Company or HEALTHSOUTH and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or HEALTHSOUTH to each Underwriter as to the statements made therein.

                          The several obligations of the Underwriters to
purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

                 9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registra-tion Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of officers and employees of the Company and HEALTHSOUTH in connection with the presentations to potential purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

                 10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, by notifying the Company.

                 If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with
Section 20 of the Master Agreement Among Underwriters of Smith Barney Shearson Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriters or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement, includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

                 Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                 11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or The Nasdaq Stock Market or of the Common Stock on the New York Stock Exchange, shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Alabama shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

                 12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the first, third, eighth and tenth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

                 13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, to Crescent Capital Trust, Inc., One Perimeter Park South, Suite 335-S, Birmingham, Alabama 35243, Attention: Mr. John W. McRoberts, President and Chief Executive Officer, (ii) if to HEALTHSOUTH, to HEALTHSOUTH Rehabilitation Corporation, Two Perimeter Park South, Birmingham, Alabama 35243, Attention:
Richard M. Scrushy, Chairman of the Board, President and Chief Executive Officer, or (iii) if to any of the Underwriters, care of Smith Barney Shearson Inc., 1345 Avenue of the Americas, New York, New York 10105, Attention:
Manager, Corporate Finance Division.

                 This Agreement has been and is made solely for the benefit of the Underwriters, the Company and HEALTHSOUTH, their respective directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

                 14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                 This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                 Please confirm that the foregoing correctly sets forth the agreement between the Company, HEALTHSOUTH and the several Underwriters.

                                         Very truly yours,

                                         CAPSTONE CAPITAL TRUST, INC.



                                         By______________________________
                                           Name:
                                           Title:


                                         HEALTHSOUTH REHABILITATION CORPORATION



                                         By______________________________
                                           Name:
                                           Title:


Confirmed as of the date first
above mentioned

SMITH BARNEY SHEARSON INC.
J.C. BRADFORD & CO.
for themselves and as representatives of the several underwriters listed in
Schedule I hereto.

By:  SMITH BARNEY SHEARSON INC.



By_______________________________
        Managing Director

                                  SCHEDULE  I

                                                                      Number of
                                                                     Firm Shares
                                                                     -----------
Smith Barney Shearson Inc.
J. C. Bradford & Co.





                                                                     -----------
                                                                      5,800,000
         Total                                                       ===========